UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2024

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-3672	Ameren Illinois Company (Illinois Corporation) 10 Richard Mark Way Collinsville, Illinois 62234 (618) 343-8150	37-0211380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
Ameren Corporation	☐
Ameren Illinois Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Ameren Illinois Company	☐

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to the financial statements under Part I, Item 1. Financial Statements and to Overview and Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024; and to Note 2 – Rate and Regulatory Matters to the financial statements under Part II, Item 8. Financial Statements and Supplementary Data and to Overview and Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Annual Report on Form 10-K for the year ended December 31, 2023, of registrants Ameren Corporation and Ameren Illinois Company (“Ameren Illinois”) for a discussion of Ameren Illinois’ rehearing request filed with the Illinois Commerce Commission (“ICC”) in February 2024, as updated in April 2024, in connection with Ameren Illinois’ multi-year electric distribution service rate plan (“MYRP”) for the years 2024 through 2027.

On June 20, 2024, the ICC issued an order (“Rehearing Order”) in connection with Ameren Illinois’ rehearing request approving revised revenue requirements and annual rate base amounts for electric distribution service for 2024 through 2027, in each case as set forth in the table below. The approved revenue requirements in the Rehearing Order represent a cumulative four-year increase of $285 million compared to a cumulative increase of $305 million in Ameren Illinois’ April 2024 rehearing request, in each case compared to the 2023 revenue requirement. The primary revenue requirement differences between Ameren Illinois’ rehearing request and the Rehearing Order are the removal of other post-employment benefits from rate base ($12 million) and 2023 projects the ICC deemed not within the scope of the rehearing ($7 million); however, Ameren Illinois is seeking recovery of these amounts in connection with its 2023 annual electric distribution service revenue requirement reconciliation adjustment filing made in April 2024 and its March 2024 revised multi-year integrated grid plan (“Grid Plan”) and revised MYRP filing. The table below also sets forth the annual revenue requirements and rate base amounts reflected in Ameren Illinois’ April 2024 rehearing request.

Year	Revenue Requirement (in millions)	Rate Base (in billions)
ICC’s June 2024 Rehearing Order:
2024	$1,196	$4.0
2025	$1,282	$4.3
2026	$1,350	$4.5
2027	$1,397	$4.7
Ameren Illinois’ April 2024 Rehearing Request:
2024	$1,213	$4.2
2025	$1,299	$4.5
2026	$1,369	$4.7
2027	$1,417	$4.9

Rate changes consistent with the Rehearing Order will become effective on June 27, 2024, and are expected to remain in effect until the ICC issues an order relating to Ameren Illinois’ revised Grid Plan for the years 2025 through 2027 and revised MYRP as filed with the ICC in March 2024. An ICC decision on the revised Grid Plan and revised MYRP is expected by December 2024 with rates effective in January 2025. Ameren Illinois’ appeal of the December 2023 ICC order and the ICC’s partial denial of Ameren Illinois’ request for rehearing remains pending before the Illinois Appellate Court for the Fifth Judicial District. The court is under no deadline to address the appeal. Ameren Illinois or the other parties to the rehearing proceeding may seek rehearing of any aspect of the Rehearing Order or subsequently appeal any aspect of the Rehearing Order. Ameren Illinois cannot predict the ultimate outcome of the revised Grid Plan filing, its request to update the associated MYRP revenue requirements for 2025 through 2027, the rehearing proceeding, the 2023 reconciliation adjustment proceeding, or the appeal to the Illinois Appellate Court for the Fifth Judicial District.

This combined Form 8-K is being filed separately by Ameren Corporation and Ameren Illinois (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Senior Executive Vice President and Chief Financial Officer

AMEREN ILLINOIS COMPANY
(Registrant)

By:	/s/ Leonard P. Singh
Name:	Leonard P. Singh
Title:	Chairman and President

Date: June 21, 2024